UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2008

Neuro-Hitech, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33426	20-4121393
(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, Suite 1503, New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 594-1215
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 7.01. Regulation FD Disclosure.

On February 1, 2008, Neuro-Hitech, Inc., a Delaware corporation (the “Company”), issued a press release announcing the top-line data from its Phase II trial of Huperzine A, which was being tested for efficacy and safety in the treatment of mild to moderate Alzheimer’s disease.

A copy of the press release is attached as an exhibit under Item 9.01(d) of this report.

Item 8.01. Other Events.

As disclosed under Item 7.01, on February 1, 2008, the Company issued a press release announcing the top-line data from its Phase II trial of Huperzine. The Company’s press release reported the following:

The phase 2 clinical trial was conducted in the United States in collaboration with the National Institute on Aging and the Alzheimer’s Disease Cooperative Study Group (ADCS). The study is a multi-center, randomized, double-blind, placebo-controlled trial in 210 patients with mild to moderate Alzheimer’s disease. The trial compared the safety, tolerability and efficacy of either 200 or 400 micrograms of Huperzine A administered orally twice a day for 16 weeks versus placebo. The study measured the efficacy of Huperzine A on cognitive function, activities of daily living and behavior. Of the 210 patients enrolled in this study approximately half received concomitant treatment with Namenda® an FDA approved drug for Alzheimer’s disease.

Results showed that there was no statistical difference in the mean change on AD Assessment Scale- Cognitive (ADAS-Cog) scores, the primary endpoint, after 16 weeks treatment with Huperzine A 200 micrograms bid compared to placebo (p=0.81). However, data demonstrated that the higher dose tested, 400 micrograms bid, showed cognitive enhancement on the ADAS-Cog versus placebo. The maximum cognitive improvement was observed at week 11 of treatment (p=0.001). Over 16 weeks Huperzine A (400 micrograms bid) improved cognition compared to placebo (p=0.03) and there was a trend to cognitive improvement over placebo at week 16 (p=0.069). In this clinical trial, there was an unexpected improvement in cognition in the placebo group at week 16 versus baseline.

On other secondary endpoints, including clinical global impression of change (ADCS-CGIC) and the Neuropsychiatric Inventory (NPI) there was no statistical difference between placebo and either 200 or 400 micrograms bid after 4 months treatment. However, there was a trend to improvement on activities of daily living (ADCS-ADL) with 400 micrograms bid (p=0.077).

Huperzine A was safe and well tolerated. Overall the incidence of adverse events during the study was similar between both doses of Huperzine A and placebo.

Following completion of the double-blind part of this clinical trial, subjects were invited to receive Huperzine A treatment in an open-label fashion for up to one year. Eight two percent of subjects accepted this invitation.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated February 1, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEURO-HITECH, INC.

Date: February 1, 2008	By:	/s/ David Barrett
David Barrett
Chief Financial Officer